FIRST AMENDMENT
TO
INTEGER HOLDINGS CORPORATION 2016 STOCK INCENTIVE PLAN

This First Amendment (“First Amendment”) to the Integer Holdings Corporation 2016 Stock Incentive Plan (the “Plan”) is made effective October 18, 2016 by action of the Board of Directors of Integer Holdings Corporation (the “Company”).
WHEREAS, the Board of Directors, on recommendation of the Compensation Committee, has determined that this First Amendment is in the best interests of participants in the Plan and the Company;
THEREFORE, the Plan is amended as follows:
1.     Section 6(b) of the Plan is amended to read in its entirety as follows:
b.    Special Vesting and Exercisability Provisions
Unless otherwise provided in any Award Agreement:

(1)
If a Participant’s service with the Company terminates on account of such Participant’s death, Disability or Retirement, any outstanding Incentive Awards held by such Participant that vest or become exercisable based upon the passage of time, shall become fully and immediately vested and exercisable, to the extent not previously vested or exercisable;

(2)
If a Participant’s service with the Company terminates on account of such Participant’s death or Disability, any outstanding Incentive Awards held by such Participant that vest or become exercisable based upon the attainment of Performance Goals shall become immediately vested and exercisable at the target performance level applicable to such Incentive Awards, to the extent not previously vested or exercisable;

(3)
If a Participant’s service with the Company terminates on account of the Participant’s Retirement, a portion of any outstanding Incentive Award(s) held by such Participant that vests or becomes exercisable based upon the attainment of Performance Goals and that is not vested or exercisable at the time of the Participant’s Retirement (the Pro-Rata Performance Portion”) will not expire or be forfeited solely by reason of the Participant’s Retirement, but will remain outstanding and continue to be eligible for vesting and exercisability based upon the attainment of the Performance Goals set forth in the applicable Award Agreement. The “Pro-Rata Performance Portion” for each Option, SAR, Restricted Stock, or Restricted Stock Units award underlying an Incentive Award and that vests or becomes exercisable as a result of the attainment of Performance

Goals is determined by multiplying each such award by a fraction, (i) the numerator of which is the number of full and partial calendar months that have elapsed from the beginning of the applicable Performance Period to the date of the Participant’s Retirement, and (ii) the denominator of which is the total number of calendar months during the applicable Performance Period;

(4)
If a Participant’s service with the Company terminates on account of Retirement, all outstanding Options and SARs underlying an Incentive Award granted to such Participant, to the extent that they were exercisable at the time of the Participant’s Retirement (including by reason of this Section 6(b)), will remain exercisable until the earlier of (i) the third (3rd) anniversary of the Participant’s Retirement, or (ii) the expiration of the term set forth in the applicable Award Agreement; and

(5)
If a Participant’s service with the Company terminates on account of the Participant’s involuntary termination by the Company without Cause, the Pro-Rata Performance Portion of an award (determined in accordance with Subsection (b)(3)) that was awarded as part of an Incentive Award more than one year prior to the Participant’s termination will not expire or be forfeited solely by reason of the Participant’s involuntary termination by the Company without Cause, but will remain outstanding and continue to be eligible for vesting and/or exercisability based upon the attainment of the Performance Goals set forth in the applicable Award Agreement.

2.    All capitalized terms used but not defined in this First Amendment but defined in the Plan shall have the meanings given them therein.
3.    Except to the extent amended hereby, the terms and conditions of the Plan and any Award Agreement remain in full force and effect, including, without limitation, any term or condition providing that an Incentive Award shall not be exercisable after the expiration of its term.